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                         FOURTH AMENDED AND RESTATED
                           STOCKHOLDERS' AGREEMENT

                                    AMONG

                                iVILLAGE INC.

                                     AND

                                 EACH OF THE

                              SIGNATORIES HERETO




                         Dated as of December 4, 1998






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                                                 FOURTH AMENDED AND RESTATED
                                            STOCKHOLDERS' AGREEMENT dated as of
                                            December 4, 1998, among (i)
                                            iVILLAGE INC., a Delaware
                                            Corporation (the "Corporation"),
                                            (ii) each of the signatories hereto
                                            identified as an Investor on the
                                            signature page of such signatory
                                            (each, an "Investor and,
                                            collectively, the "Investors"),
                                            (iii) CANDICE CARPENTER, NANCY
                                            EVANS and ROBERT LEVITAN (the
                                            "Founders"), (iv) CANDICE
                                            CARPENTER, as voting trustee (the
                                            "Voting Trustee") under the Voting
                                            Trust Agreement dated September 19,
                                            1995, among the Founders and (v)
                                            each of the other parties hereto
                                            (the "Other Stockholders").


                  The Investors own and/or have the right to acquire upon the exercise or exchange of stock subscription warrants, shares of Series A Preferred Stock, $.0005 par value (the "Series A Preferred Stock"), Series B Preferred Stock, $.0005 par value (the "Series B Preferred Stock"), Series B-1 Preferred Stock, $.0005 par value (the "Series B-1 Preferred Stock"), Series C Preferred Stock, $.0005 par value (the "Series C Preferred Stock"), Series D Preferred Stock, $.0005 par value (the "Series D Preferred Stock"), Series E Preferred Stock, $.0005 par value (the "Series E Preferred Stock") and/or Tenet Common Stock (as hereinafter defined) of the Corporation and each Founder owns, on the date hereof, shares of Common Stock, $.0005 par value (the "Common Stock"), of the Corporation. The parties wish to amend and restate the Amended and Restated Stockholders' Agreement dated as of May 6, 1996 as amended and restated by the Second Amended and Restated Stockholders' Agreement dated as of May 28, 1997, as amended as of December 22, 1997, and as amended and restated by the Third Amended and Restated Stockholders' Agreement dated February 24, 1998 as amended on May 26, 1998 (the "Old Stockholders' Agreement"), among the Corporation, certain of the Investors, the Founders and the Voting Trustee and to provide herein for the terms with respect to certain matters regarding the relationship between the Corporation and its stockholders and among such stockholders. Accordingly, the parties agree as follows:


                                    ARTICLE 1

                                   Definitions


         1.1.  Definitions.

The following terms shall have the following meanings:

               (a) "Affiliate" shall mean any (a) corporation or other entity in which the subject person owns, directly or indirectly, more than 50% of the capital stock or other equity

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interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other entity and (b) any other person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, the subject person.

               (b) "AOL" shall mean America Online, Inc., a Delaware corporation.

               (c) "AOL Warrants" shall mean the stock subscription warrants dated September 19, 1995 and May 6, 1996 to purchase shares of Series B Preferred Stock of the Corporation.

               (d) "Board" means the Board of Directors of the Corporation.

               (e) "Change-of-Control" means (i) any consolidation or merger of the Corporation, other than any merger or consolidation resulting in the holders of the capital stock of the Corporation entitled to vote for the election of directors holding a majority of the capital stock of the surviving or resulting entity entitled to vote for the election of directors, (ii) any person or entity (including Affiliates thereof) becoming the holder of a majority of the capital stock of the Corporation entitled to vote for the election of directors, or
(iii) any sale or other disposition by the Corporation of all or substantially all of its assets to a third party.

               (f) "Control" (including the terms "controlled by" and "under common control with") shall mean the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise.

               (g) "Election Notice" means any notice delivered by any Founder to the Corporation stating that such Founder elects the benefit of additional vesting in accordance with the definition of "Vested Shares" set forth in this Agreement and acknowledges to be governed by an additional non-competition period in accordance with the definition of "Competitive Period" set forth in the Non-Competition, Non-Disclosure and Assignment of Inventions Agreement dated September 19, 1995, between such Founder and the Corporation.

               (h) "Equity Securities" means all shares of capital stock of the Corporation, all securities convertible into or exchangeable for shares of capital stock of the Corporation, and all options, warrants, and other rights to purchase or otherwise acquire from the Corporation shares of such capital stock, or securities convertible into or exchangeable for shares of such capital stock.

               (i) "Founder Shares" means the shares of Common Stock held by the Founders or the Voting Trustee on the date hereof, and any shares of capital stock issued thereon as a stock dividend or upon any stock split or other subdivision of shares of capital stock.

               (j) "Future Stockholder" means any person or entity that acquires Equity Securities from the Corporation after the date hereof, other than Investor Shares, representing at least five (5%) percent of the outstanding voting capital stock of the Corporation.

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               (k) "Group" means:

                   (i) in the case of any Founder, (i) the spouse and lineal descendants of such Founder, and (ii) all trusts for the benefit of any of the foregoing;

                   (ii) in the case of any Investor, (i) all Affiliates of such Investor, (ii) all partners of such Investor (if a partnership), and (iii) any person or entity to which such Investor Transfers all or substantially all of its assets;

                   (iii) in the case of any Future Stockholder that is an individual, (i) the spouse and lineal descendants of such Future Stockholder, and (ii) all trusts for the benefit of any of the foregoing;

                   (iv) in the case of any Future Stockholder that is an entity, all Affiliates of such Future Stockholder; and

                   (v) in the case of Rho Management Trust I ("Rho"), to the beneficial owners of such trust.

               (l) "Independent Individual" means any individual who is not an officer, director, employee, consultant, or stockholder of the Corporation.

               (m) "Investor Shares" means at any time, with respect to any Investor, the shares of Preferred Stock (as defined herein) or Tenet Common Stock held by it on the date hereof or issuable upon exercise or exchange of the AOL Warrants or the 1997 Warrants (as such term is defined in the Series C Preferred Stock Purchase Agreement dated as of May 28, 1997 (the "Series C Stock Purchase Agreement"), among the Company and the other parties thereto or issuable pursuant to the Letter Agreement dated November 11, 1998 between the Company and National Broadcating Company, Inc. (the "NBC Letter Agreement"), any shares of Common Stock issued or issuable upon conversion thereof, and any shares or other securities received in respect thereof, which are held by such Investor and which have not previously been sold to the public pursuant to a registration statement under the Securities Act or pursuant to Rule 144.

               (n) "IPO" means an underwritten public offering of Common Stock of the Company registered pursuant to the Securities Act of 1933, as amended.

               (o) "Major Stockholder" means each Founder, the Voting Trustee, each Future Stockholder that is an officer of the Corporation, and each Future Stockholder.

               (p) "Observer" shall have the meaning set forth in Section
2.1(d).

               (q) "Preferred Stock" shall mean shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock.

               (r) "Pro Rata Amount" means, with respect to any Stockholder, the quotient obtained by dividing (i) the number of shares of Common Stock held by such

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Stockholder (or with respect to NBC, the number of shares of Common Stock issued or issuable pursuant to the NBC Letter Agreement) by (ii) (A) in the case of
Section 3.3(c), the aggregate number of shares of Common Stock held by all Investors entitled to exercise the rights provided under said Section 3.3(c) and
(B) in the case of Section 3.5, the aggregate number of shares of Common stock held by all Investors entitled to execute the rights provided under said Section
3.5 and by all Major Stockholders, in the case of each of clause (i) and (ii), assuming the conversion, exercise or exchange of all securities held by such parties that by their terms are convertible into or exercisable or exchangeable directly or indirectly for Common Stock and the exercise of all options held by such parties to purchase or rights to subscribe for Common Stock or such securities.

               (s) "Qualified Public Offering" means the first underwritten public offering for the account of the Corporation of Common Stock pursuant to a registration statement filed under the Securities Act of 1933, as amended, at an offering price to the public (subject to equitable adjustment for stock splits, stock dividends, stock combinations, recapitalization and like occurrences) of not less than $3.93 per share of Common Stock and with aggregate proceeds (net of underwriting discounts and commissions) to the Corporation of not less than $20,000,000.

               (t) "Repurchase Notice" is defined in Section 3.2(b).

               (u) "Series B Investor" shall mean any Stockholder who or which at the relevant time holds, or has the right to acquire (upon the conversion, exercise or exchange of any rights, options, warrants or other securities that are convertible into or exercisable or exchangeable for) any shares of Series B Preferred Stock.

               (v) "Series C Investor" shall mean any Stockholder who or which at the relevant time holds, or has the right to acquire (upon the conversion, exercise or exchange of any rights, options, warrants or other securities that are convertible into or exercisable or exchangeable for) any shares of Series C Preferred Stock.

               (w) "Series D Investor" shall mean any Stockholder who or which at the relevant time holds, or has the right to acquire (upon the conversion, exercise or exchange of any rights, options, warrants or other securities that are convertible into or exercisable or exchangeable for) any shares of Series D Preferred Stock.

               (x) "Series E Investor" shall mean any Stockholder who or which at the relevant time holds, or has the right to acquire (upon the conversion, exercise or exchange of any rights, options, warrants or other securities that are convertible into or exercisable or exchangeable for) any shares of Series E Preferred Stock.

               (y) "Shares" means the Investor Shares, the Founder Shares, and all Equity Securities acquired by any Future Stockholders.

               (z) "Stockholders" means the Investors, the Founders, the Other Stockholders, the Voting Trustee, and any Future Stockholders.

               (aa) "Tenet Common Stock" means shares of common stock of the Company, $.0005 par value, sold to Tenet Healthcare Corporation pursuant to the Common

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Stock Purchase Agreement dated as of February 24, 1998, and any Additional
Shares (as such term is defined therein) issued thereunder.

               (bb) "Termination of Employment" of any Founder means the termination of the employment of such Founder with the Corporation.

               (cc) "Termination Date" means the consummation of the earlier to occur of (i) any Change-of-Control and (ii) any Qualified Public Offering.

               (dd) "Third Party" means, with respect to any Stockholder, any person or entity that is not a member of the Group of such Stockholder.

               (ee) "Transfer" means to sell, transfer, assign, or otherwise dispose of, either voluntarily or involuntarily and with or without consideration.

               (ff) "Unvested Shares" of any Founder means those Founder Shares held by such Founder that are not Vested Shares.

               (gg) "Vested Shares" of any Founder at any time means (i) prior to any Change-of-Control, the sum of (A) 33% of the Founder Shares held by such Founder, (B) the product of (x) 22.33% of the Founder Shares held by such Founder and (y) the number of successive 12-month periods elapsed from September 19, 1995 through the date of the Termination of Employment of such Founder, and
(C) if such Termination of Employment occurred before September 19, 1998 as a result of (1) such Founder's death or disability or (2) any termination without cause by the Corporation and such Founder delivers an Election Notice no later than 10 days after delivery of any Repurchase Notice, then 22.33% of the Founder Shares held by such Founder, and (ii) upon any Change-of-Control, 100% of the Founder Shares held by such Founder.

               (hh) "Voting Shares" means the shares of capital stock of the Corporation entitled to vote for the election of directors.


                                    ARTICLE 2

                              BOARD REPRESENTATION


         2.1.  Board Representation.

               (a) The Corporation and each Stockholder shall take such corporate actions as may be reasonably required to ensure that (i) the number of directors constituting the Board shall not exceed fifteen prior to an IPO, or such higher number as shall be required to satisfy the provisions of Section 2.1(b) hereof, unless otherwise increased in accordance with the Certificate of Incorporation and By-laws of the Corporation, and (ii) the presence of a simple majority of the then directors in office is required to constitute a quorum of the Board.

               (b) Subject to the terms of this Agreement:

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                   (i) the holders of a majority in voting power of all
outstanding shares of Series A Preferred Stock shall be entitled (A) to nominate one individual for election to the Board to serve as a director until his or her successor is elected and qualifies, (B) to nominate such successor, and (C) if such holders so determine to be appropriate, to propose the removal from the Board of such director nominated under the foregoing clause (A) or (B); provided, however that AOL, for so long as it shall hold at least a majority of the shares of Series A Preferred Stock (or Common Stock issuable upon conversion thereof) held by it on the date hereof, shall have the right to designate such individual for such nomination;

                   (ii) the holders of a majority in voting power of all outstanding shares of Series B Preferred Stock shall be entitled (A) to nominate two individuals for election to the Board to serve as directors until their successors are elected and qualify, (B) to nominate each such successor, and (C) if such holders so determine to be appropriate, to propose the removal from the Board of such directors nominated under the foregoing clause (A) or (B); provided that Tribune Company, for so long as such party (together with its Affiliates), shall hold at least a majority of the shares of Series B Preferred Stock (or Common Stock issuable upon conversion thereof) held by it on the date hereof, shall have the right to designate one of such individuals for such nomination;

                   (iii) the holders of a majority in voting power of all outstanding shares of Series C Preferred Stock shall be entitled (A) to nominate two individuals for election to the Board to serve as directors until their successors are elected and qualify, (B) to nominate each such successor, and (C) if such holders so determine to be appropriate, to propose the removal from the Board of such directors nominated under the foregoing clause (A) or (B); ; provided that each of (x) CIBC Wood Gundy Ventures, Inc. ("CIBC") and (y) Cox Interactive Media, Inc., for so long as each such party (together with their respective Affiliates), respectively, shall hold at least a majority of the shares of Series C Preferred Stock (or Common Stock issuable upon conversion thereof) held by such party on the date hereof, shall, respectively, have, at such party's discretion, the right to (i) designate one of such individuals for such nomination or (ii) appoint an Observer to the Board if no such designation is made;

                   (iv) the National Broadcasting Company, Inc. ("NBC"), shall from and after the date hereof and thereafter, for so long as it (together with its Affiliates), shall hold at least fifty percent (50%) of the highest number of shares of Series E Preferred Stock (or Common Stock issuable upon conversion thereof) at any time held by NBC shall be entitled (A) to nominate one individual for election to the Board to serve as director until his or her successor is elected and qualify, (B) to nominate each such successor, and (C) if NBC so determines to be appropriate, to propose the removal from the Board of such director nominated under the foregoing clause (A) or (B); notwithstanding the foregoing, NBC's rights under this Section 2.1(b)(iv) shall cease and terminate in the event that NBC shall have failed to telecast or otherwise deliver in accordance with the terms of the Letter Agreement dated November 11, 1998 (the "Letter Agreement"), between the Corporation and NBC, the First Tranche (as defined in the Letter Agreement) of advertising in accordance with the Letter Agreement;

                   (v) the holders of a majority in voting power of all outstanding shares of Series D Preferred Stock shall be entitled (A) to nominate one individual for election to the Board to serve as a director until his or her successor is elected and qualifies, (B) to nominate

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such successor, and (C) if such holders so determine to be appropriate, to propose the removal from the Board of such director nominated under the foregoing clause (A) or (B); provided, that Tenet Healthcare Corporation, for so long as it (together with its Affiliates), shall hold at least a majority of Series D Preferred Stock (or Common Stock issuable upon conversion thereof) held by it on the date hereof, shall have the right to designate such individual for such nomination;

                   (vi) the holders of a majority in voting power of all Founder Shares shall be entitled (A) to nominate two individuals for election to the Board to serve as directors until their successors are elected and qualify, (B) to nominate each such successor, and (C) if such holders so determine to be appropriate, to propose the removal from the Board of any director nominated under the foregoing clause (A) or (B);

                   (vii) if the then Chairman of the Board at any time determines in his or her discretion to recommend to the Board that an Independent Individual be added to the Board and so recommends to the Board, then each Stockholder shall vote all Voting Shares held by such Stockholder in favor of increasing the authorized number the directors by one director if necessary to effectuate the provisions of this Section 2.1(b)(vi) and the Board (acting by majority vote) shall (A) be entitled to designate an Independent Individual for election to the Board to serve as director until his or her successor is elected and qualifies, (B) nominate each such successor and (C) if the Board, acting by majority vote, so determines to be appropriate, to propose the removal from the Board of the Independent Individual (the "Independent Individual Election") (it being understood that the Independent Individual Election may only occur as to one Independent Individual during the term of this Agreement);

                   (viii) Intel Corporation ("Intel"), (A) for so long as Intel (together with its Affiliates) shall hold shares of Series C Preferred Stock (or Common Stock issuable upon conversion thereof) shall have, at its discretion, the right to appoint an Observer to the Board and (B) for so long as Intel (together with its Affiliates) shall hold at least a majority of the shares of Series C Preferred Stock (or Common Stock issuable upon conversion thereof) held by it on the date hereof the right to designate an Observer and upon the occurrence of an Independent Individual Election and only for so long the Independent Individual contemplated by Section 2.1(b)(vii) shall serve on the Board, to convert its right to appoint an Observer, exercisable by written notice to the Corporation and the other Stockholders, into the right (1) to nominate an individual for election to the Board to serve as a director until his or her successor is elected and qualifies, (2) to nominate each successor and (3) if Intel so determines to be appropriate, to propose the removal from the Board of any director nominated under the foregoing clause (1) or (2); and in such event each Stockholder shall vote all Voting Shares held by such Stockholder in favor of increasing the authorized number of directors, if necessary, by one director if necessary to effectuate the provisions of this
Section 2.1(b)(viii);

                   (ix) as a result of the increase in the authorized number of directors pursuant to Sections 2.1(b)(vii) and (viii) such authorized number of directors shall be an even number, then if the Board (acting by majority vote) determines to increase further the number of authorized directors by one Independent Individual (so as to increase the authorized number of directors to an odd number) (the "Odd Director"), then each Stockholder shall vote all Voting Shares held by such Stockholders in favor of so further increasing the authorized number of directors and the Board (acting by majority vote) shall be entitled to (A) designate the Odd

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Director for election to the Board to serve until his or her successor is elected and qualifies and (B) nominate each such successor.

                   (x) Rho, for so long as it (together with its Affiliates) shall hold at least a majority of Preferred Stock (or Common Stock issuable upon conversion thereof) held by it on March 6, 1998, shall be entitled (A) to nominate one individual for election to the Board to serve as a director until his or her successor is elected and qualifies, (B) to nominate such successor,
(C) if Rho so determines to be appropriate, to propose the removal from the Board of such director nominated under the foregoing clause (A) or (B) and (D) to appoint an Observer to the Board if no nomination is made pursuant to clause
(A) above; and

                   (xi) Following the consummation by the Corporation of an IPO and for six months thereafter, a majority of the Venture Investors (as hereinafter defined) acting together shall be entitled (A) to nominate two individuals for election to the Board to serve as a director until his or her successor is elected and qualifies, assuming that the Board consists of seven directors, and, in the event the Board consists of more than seven directors, such greater number of individuals as shall constitute two-sevenths of such number of directors on the Board, (B) to nominate such successor, and (C) if such holders so determine to be appropriate, to propose the removal from the Board of such director nominated under the foregoing clause (A) or (B). As used herein, "Venture Investors" means, each of the following stockholders of the Company that holds (when aggregated with its affiliated entity or entities identified below) at least two and one-half percent of the outstanding voting capital stock of the Company immediately prior to an IPO: Rho Management Trust I, CIBC Wood Gundy Ventures, Inc., Kleiner Perkins, Caufield & Byers VII., KPCB Information Sciences Zaibatsu Fund II, Convergence Entrepreneurs Fund I, Convergence Ventures I, L.P., Transatlantic Venture Partners C.V., TCV II Strategic Partners, L.P., TCV II, (Q), L.P., TCV II, V.O.F., Technology Crossover Ventures II, C.V., Technology Crossover Ventures II, L.P., Moore Capital, National Bank of Kuwait, Boston Millennia Associates I Partnership and Boston Millennia Partners Limited Partnership.

               (c) Each nomination or any proposal to remove from the Board any director shall be made by delivering to the Corporation a notice signed by the party or parties entitled to such nomination or proposal. As promptly as practicable after delivery of such notice, the Corporation shall take or cause to be taken such corporate actions as may be reasonably required to cause the election or removal proposed in such notice. Such corporate actions may include calling a meeting or soliciting a written consent of the Board, or calling a meeting or soliciting a written consent of the stockholders of the Corporation. Anything contained herein to the contrary notwithstanding, no director may be proposed for removal (other than for cause) by any Stockholder other than the Stockholder entitled to nominate such individual in accordance with the foregoing provisions of this Section 2.1(b).

               (d) Each observer to the Board (an "Observer") who is appointed pursuant to Sections 2.1(b), shall be entitled to attend all meetings of the Board in a non-voting observer capacity and to receive from the Corporation copies of all notices, minutes, consents, and other material that the Corporation provides to its directors; provided, however, that such Observer shall abide by the confidentiality provisions of Section 8.1 of the Series C Stock Purchase Agreement and provided further that the Corporation reserves the right to exclude any

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such Observer from attendance at any meeting or portion thereof or access to any material or portion thereof with respect to agreements or transactions directly involving the Stockholder (or its Affiliates) represented by such Observer.

         2.2.  Voting Agreement.

         Each Stockholder shall vote all Voting Shares held by such Stockholder for the election to the Board of all individuals nominated in accordance with
Section 2.1 and for the removal from the Board of all directors proposed to be removed in accordance with Section 2.1. Each Stockholder shall use all reasonable efforts to cause each director originally nominated by such Stockholder (other than Independent Individuals) to vote for the election to the Board of all individuals nominated as replacement directors in accordance with
Section 2.1.

         2.3.  Committees; Subsidiaries.

               (a) Each Stockholder shall use all reasonable efforts to cause each director of the Corporation originally nominated by such Stockholder to take such corporate actions as may be reasonably required to ensure that the Board has at all times an executive committee, a compensation committee and an audit committee; provided, however, that the Board shall not create any committee in the nature of an executive committee to which the Board delegates substantially all of its powers.

               (b) The Corporation and each Stockholder shall take, and each Stockholder shall use all reasonable efforts to cause each director of the Corporation originally nominated by such Stockholder (other than Independent Individuals) to take, such corporate actions as may be reasonably required to ensure that the composition of the board of directors of all direct and indirect subsidiaries of the Corporation is identical to the composition of the Board.

         2.4.  Meetings.

               (a) The Corporation shall convene meetings of the Board at least once every quarter. Upon any failure by the Corporation to convene any meeting required by this paragraph, any Investor or holder of a majority-in-voting power of the Founder Shares may convene such meeting.

               (b) The Corporation shall reimburse each director for his or her reasonable out-of-pocket expenses incurred in connection with the attendance of meetings of the Board or the performance of his or her other duties as a director.

         2.5.  Termination.

               The agreements set forth in this Article II shall terminate upon the consummation of a Qualified Public Offering except for the agreement set forth in Section 2.1(b)(xi) and Section 2.2 solely with respect to said Section 2.1(b)(xi) which shall terminate on the sixth month anniversary of the consummation of an IPO.

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                                  ARTICLE 3

                                    SHARES


         3.1.  Future Stockholders.

               The Corporation shall require each Future Stockholder, as a condition to the effectiveness of such acquisition, to execute a counterpart to this Agreement, agreeing to be treated as a Future Stockholder, whereupon such person or entity shall be bound by, and entitled to the benefits of, the provisions of this Agreement relating to Stockholders.

         3.2.  Termination of Employment.

               (a) Upon any Termination of Employment of any Founder, the Corporation shall have the right (but not the obligation) to repurchase from such Founder (or his or her estate), upon the terms set forth in this Section, all or a part of all Unvested Shares held by such Founder for a purchase price equal to the price at which such Unvested Shares were originally issued by the Corporation.

               (b) The repurchase right of the Corporation under this Section may be exercised by notice specifying the Unvested Shares to be repurchased (a "Repurchase Notice"). The Repurchase Notice shall be delivered to the terminated Founder during the period (the "Repurchase Period") ending 90 days after the Termination of Employment. Upon the delivery of any Repurchase Notice, such Founder shall be obligated to sell to the Corporation the Unvested Shares specified in such Repurchase Notice.

               (c) The closing of any repurchase of Unvested Shares under this Section shall take place at the offices of the Corporation on a business day designated by the Corporation. At such closing, (i) the terminated Founder shall deliver to the Corporation the certificate or certificates evidencing the Unvested Shares specified in the Repurchase Notice, duly endorsed for transfer and free and clear of all liens, claims and other encumbrances, and (ii) the Corporation shall deliver to such Founder the purchase price therefor in cash.

         3.3.  Limitations on Transfers.

               (a) Founder Transfer Generally. Each Founder shall not (i) Transfer any Unvested Shares, and (ii) until the earlier to occur of the Termination Date and September 19, 1998, Transfer any Vested Shares. Notwithstanding the foregoing, each Founder may Transfer any Founder Shares to any other member of the Group of such Founder, and each such transferee may Transfer such Founder Shares to any other member of the Group of such initial Founder. Anything contained herein to the contrary notwithstanding, Candice Carpenter may pledge up to 500,000 shares of Common Stock held by her to the Corporation pursuant to a Pledge Agreement dated as of June 5, 1998, between Candice Carpenter and the Corporation.

               (b) Stockholder Transfer Generally. Each Transfer of any Shares by any Stockholder before the Termination Date shall not become effective unless and until the transferee executes and delivers to the Corporation a counterpart to this Agreement, agreeing to

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be treated in the same manner as the transferring Stockholder. Upon such
Transfer and such execution and delivery, the transferee shall be bound by, and entitled to the benefits of, this Agreement with respect to the transferred Shares in the same manner as the transferring Stockholder.

               (c) Founder Transfer to Series B Investor, Series C Investor, Series D Investor or Series E Investor.

                   (i) If any Founder proposes to Transfer any Shares (the "Subject Founder Shares") to any Series B Investor, Series C Investor, Series D Investor or Series E Investor (the "Purchaser") prior to a Qualified Public Offering, such Founder shall, prior to consummating such Transfer, deliver to each of the Series B Investors, Series C Investors, Series D Investors and Series E Investors other than the Purchaser (the "Other Preferred Investors") a written offer (the "Founder First Refusal Offer") to sell to the Other Preferred Investors the Subject Founder Shares other than the Purchaser's Pro Rata Amount thereof (the "Net Subject Founder Shares") in accordance with this Section 3.3(c). The Founder First Refusal Offer shall state that such Founder proposes to effect a Transfer of the Subject Founder Shares to the Series B Investor, Series C Investor, Series D Investor or Series E Investor, as the case may be, identified therein, the number of Net Subject Founder Shares proposed to be so Transferred to the Other Preferred Investors and the terms and conditions of such proposed Transfer.

                   (ii) Each Other Preferred Investor shall have the right, exercisable by delivery to such Founder within 30 days after delivery of the Founder First Refusal Offer (the "Acceptance Period") of a written notice (a "Notice of Acceptance") to purchase from such Founder, at the price and on the terms and conditions set forth in the Founder First Refusal Offer, up to such Other Preferred Investor's Pro Rata Amount (excluding from the determination thereof the Purchaser) of the Net Subject Founder Shares proposed to be Transferred. Sales of Net Subject Founder Shares to Other Preferred Investors shall be consummated on a mutually acceptable business day within 45 days after delivery of the Founder First Refusal Offer at the price and on the terms and conditions set forth therein.

                   (iii) If the Other Preferred Investors did not accept all Net Subject Founder Shares offered in the Founder First Refusal Offer, such Founder may Transfer to the Purchaser all or any portion of the Net Subject Founder Shares not so accepted for purchase, at the price and on the terms and conditions set forth in the Founder First Refusal Offer, at any time within 90 days after expiration of the Acceptance Period. If such Transfer is not made within such 90-day period, the restrictions provided for in this Section 3.3(c) shall again become effective.

                   (iv) Such Founder may consummate a Transfer to the Purchaser of such Purchaser's Pro Rata Amount of the Subject Founder Shares originally proposed to be Transferred to such Purchaser, either prior to, simultaneously with or following the Transfer of Net Subject Founder Shares (if any are to be so Transferred) to Other Preferred Investors as provided herein, so long as such Founder complies with clauses (i) and (ii) of this Section 3.3(c).

               (d) Any Transfer of Shares by any Stockholder not permitted by paragraph (a) above or not in accordance with paragraphs (b) or (c) above shall be void.

         3.4.  Right of First Refusal.

               (a) If at any time before (i) September 19, 1997 in the case of AOL with respect to Series A Preferred Stock owned by it or shares of Common Stock issued upon conversion thereof or (ii) May 6, 1998, in the case of all Series B Investors with respect to Series B Preferred Stock owned by it or shares of Common Stock issued upon conversion thereof or (iii) May 28, 1999, in the case of all Founders with respect to Common Stock owned by him or her and all Investors with respect to the Series C Preferred Stock owned by it or shares of Common Stock issued upon conversion thereof or (iv) February 24, 2000 in the case of all Series D Investors with respect to Series D Preferred Stock owned by it or shares of Common Stock issued upon conversion thereof other than as contemplated in the immediately preceding clauses (i) through (iii), or (v) the second anniversary of the date hereof in the case of all Series E Investors with respect to the Series E Preferred Stock owned by it or shares of Common Stock issued upon conversion thereof other than as contemplated in the immediately preceding clauses (i) through (iv), any Investor or Founder shall receive a bona fide written offer (an "Offer") from a Third Party to purchase all or a portion of the Investor Shares or Founder Shares, as the case may be, held by such Investor or Founder, as the case may be, and such Investor or Founder, as the case may be, desires to accept the offer, such Investor or Founder, as the case may be, shall, before accepting the Offer, deliver to the Corporation an offer (the "First Refusal Offer") to sell such Investor Shares or Founder Shares, as the case may be, in accordance with this Section.

               (b) The First Refusal Offer shall state that such Investor or Founder, as the case may be, proposes to effect a sale of Investor Shares or Founder Shares, as the case may be, to a Third Party, the number of Investor Shares or Founder Shares, as the case may be, proposed to be sold, the terms and conditions of the Offer, and the name and address of the Third Party. The Corporation shall have the right to purchase all, but not a part, of such Investor Shares or Founder Shares, as the case may be. Such right may be exercised by the Corporation by delivery of a written notice to the Investor or Founder, as the case may be, within 30 days after delivery of the First Refusal Offer (the "Acceptance Period"). Upon delivery of such notice, the purchase of such Investor Shares or Founder Shares, as the case may be, shall be consummated on a business day designated by such Investor at the offices of the Corporation within 60 days after the delivery of such notice on the terms of the First Refusal Offer.

               (c) If the Corporation did not accept all Investor Shares or Founder Shares, as the case may be, offered in the First Refusal Offer, or if the Corporation failed to purchase such shares within the 60 day period referred to in Section 3.4(b) above, such Investor or Founder, as the case may be, may sell such Investor Shares or Founder Shares, as the case may be, on the terms and conditions of the Offer to the Third Party within 90 days after expiration of the Acceptance Period or the 60-day period referred to in Section 3.4(b), as the case may be. If such sale is not made within such 90-day period, the restrictions provided for in this Section shall again become effective.

         3.5.  Co-Sale.

               (a) If (i) any Major Stockholder proposes to Transfer any Shares or (ii) any Investor or group of Investors (the "Selling Investor(s)") proposes, in one transaction or a series of related transactions, to Transfer, in the aggregate, at least 25% of the then outstanding voting capital stock of the Corporation (other than to a member of such Investor's Group), in each case to any Third Party before the consummation of any Qualified Public Offering, such Major Stockholder or Selling Investor(s), as the case may be, shall, at least 30 days before such Transfer, deliver a notice (the "Sale Notice") to all the Investors other than the Selling Investor, if applicable, (the "Other Investors") specifying the identity of the Third Party and disclosing in reasonable detail the terms and conditions of the proposed Transfer. Within 30 days after delivery of the Sale Notice, each Other Investor may elect to participate in the proposed Transfer by delivering to such Major Stockholder or Selling Investor(s), as the case may be, a notice (the "Purchase Notice") specifying the Investor Shares with respect to which the Other Investor exercises its right under this Section. Each Other Investor shall be entitled to Transfer, at the price and on the terms and conditions applicable to the Transfer by such Major Stockholder or Selling Investor(s), as the case may be, up to a number of shares of Common Stock equal to its Pro Rata Amount of the aggregate number of shares of Common Stock subject to the Transfer, plus, in the case of any Other Investor who or which indicated in its Purchase Notice its intention to sell, if available, any Shares in excess of its Pro Rata Amount thereof, such Other Investor's Pro Rata Amount of the balance of the Shares not sold by the Other Investors(s) and/or Founder(s) (if in the latter case Section 3.5(b) is applicable) (excluding for purposes of determining such Pro Rata Amount the Other Investor(s) electing not to sell or selling less than its Pro Rata Amount and/or Founder (if in the latter case Section 3.5(b) is applicable).

               (b) Without limiting the rights of the Investors under Section 3.5(a) hereof, if any Founder (a "Selling Founder") proposes to Transfer any Shares to any Third Party before any Qualified Public Offering, such Founder shall, at least 30 days before such Transfer, deliver a Sale Notice to the other Founders (the "Other Founders") specifying the identity of the Third Party and disclosing in reasonable detail the terms and conditions of the proposed Transfer. Within 30 days after delivery of the Sale Notice, each Other Founder may elect to participate in the proposed Transfer by delivering to such Selling Founder a notice specifying the Founder Shares with respect to which such Other Founders exercises his or her right under this Section. The Other Founder shall be entitled to Transfer, at the price and on the terms applicable to the Transfer by such Selling Founder, up to a number of shares of Common Stock equal to his or her Pro Rata Amount of the aggregate number of shares of Common Stock subject to the Transfer, plus, in the case of any Founder who indicated in his or her Purchase Notice his or her intention to sell, if available, any Shares in excess of his or her Pro Rata Amount thereof, such Founder's Pro Rata Amount of the balance of the Shares not sold by the Other Founder(s) and Investors (pursuant to Section 3.5(a) hereof) (excluding for purposes of determining such Pro Rata Amount the non-selling Investor(s) and/or non-selling Founders).

               (c) In the event that the provisions of Section 3.4 and 3.5 shall both be applicable to the same transaction, the provisions of Section 3.5 shall supersede the provisions of Section 3.4 and shall govern in such specific instance.

         3.6.  Change-of-Control Transaction.

               Anything contained in this Agreement to the contrary notwithstanding, in the event any Investor proposes to engage in a Change-of-Control transaction (a "Change-of-Control Transaction") such Investor shall, as a condition thereto, be obligated to offer, in the case of a Change-of-Control Transaction involving a merger or consolidation or purchase of capital stock or similar transaction, to acquire 100% of the outstanding equity interests of the Corporation and, accordingly, to offer to each holder of an equity interest in the Corporation the right and option to sell to such Investor the entire equity interest of such holder in the Corporation on the same terms and conditions, and for a purchase price per share that shall in no event be less than the highest price paid within the preceding eighteen months (a) by such Investor either to the Corporation or to any Third Party, or (b) by any Third Party to the Corporation in a bona fide, arms-length sale, for equity securities of the Corporation, and such Investor shall not be permitted to consummate any such Change-of-Control Transaction without complying with this
Section 3.6. In the event this Section 3.6 shall be applicable, the provisions of Section 3.3, 3.4 and 3.5 hereof shall not be applicable in such instance.

         3.7.  Transfer Among Series B Investors.

               Anything contained in this Agreement to the contrary notwithstanding, no Series B Investor shall Transfer any shares of Series B Preferred Stock or any shares of Common Stock issued or issuable upon conversion thereof, or any rights, options, warrants or other securities convertible into or exercisable or exchangeable for, directly or indirectly, Series B Preferred Stock, without the prior written approval of all Series B Investors.

         3.8.  Termination.

               The agreements set forth in this Article III shall terminate upon the consummation of a Qualified Public Offering.


                                    ARTICLE 4

                                  MISCELLANEOUS


         4.1.  Legend on Stock Certificates.

               (a) Each certificate representing shares of capital stock that are subject to this Agreement shall bear a legend substantially in the following form:

         "THE SALE, TRANSFER, ASSIGNMENT, PLEDGE, OR ENCUMBRANCE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE RIGHTS OF THE HOLDER OF SUCH SECURITIES IN RESPECT OF THE ELECTION OF DIRECTORS ARE SUBJECT TO A FOURTH AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT DATED AS OF ________________, 1998, AMONG iVILLAGE INC. AND CERTAIN HOLDERS OF ITS OUTSTANDING CAPITAL STOCK. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST

         MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF iVILLAGE INC."


provided, however, that all certificates previously issued for capital stock subject to this Agreement and held by any of the parties hereto may continue to bear the legend set forth thereon that is substantially similar to the foregoing legend.


               (b) Each certificate issued pursuant to the Voting Trust Agreement shall bear a legend substantially in the following form:


         "THE RIGHTS OF THE HOLDER OF THIS CERTIFICATE ARE SUBJECT TO AND LIMITED BY THE TERMS OF THE STOCKHOLDERS' AGREEMENT AMONG iVILLAGE INC. AND ITS STOCKHOLDERS."


               (c) Upon the consummation of a Qualified Public Offering, the holders of any shares of capital stock bearing the legends described in subsection (a) or (b) above shall be entitled to receive from the Corporation, without expense, a new certificate not bearing the restrictive legends described in subsection (a) or (b) and not containing any other reference to the restrictions imposed by this Agreement.

         4.2.  Voting Trust.

               Each Founder shall cause the Voting Trustee to, and the Voting Trustee shall, vote all Voting Shares of such Founder in accordance, and otherwise comply in all respects, with Article II and comply in all respects with Article III with respect to the Founder Shares of such Founder.

         4.3.  Series B-1 Preferred Stock Voting Agreement.

               On any matter on which the holders of Series B-1 Preferred Stock shall be entitled to vote as a separate class or series under applicable law, each Stockholder holding shares of Series B-1 Preferred Stock hereby agrees, for itself and on behalf of its successors, assigns and transferees, that it shall vote all shares of Series B-1 Preferred Stock owned or record or beneficially by it (or consent in writing in lieu of such vote) in the same manner as a majority of the shares of Series B Preferred Stock are voted (or consented to in writing in lieu of such vote) by the holders thereof on any similar matter affecting the Series B Preferred Stock. This provision shall be binding upon all current and future holders of Series B-1 Preferred Stock and no transfer of shares of Series B-1 Preferred Stock shall be effective unless the transferee thereof shall expressly agree in writing to be bound by and comply with the provision. Each certificate representing shares of Series B-1 Preferred Stock shall bear a legend reflecting the existence of this provision.

         4.4.  Severability; Governing Law.

               If any provision of this Agreement shall be determined to be illegal and unenforceable by any court of law, the remaining provisions shall be severable and enforceable in accordance with their terms. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

         4.5.  Assignments; Successors and Assigns.

               Except in connection with any Transfer of Shares in accordance with this Agreement, the rights of each party under this Agreement may not be assigned. This Agreement shall bind and inure to the benefit of the parties and their respective successors, permitted assigns, legal representatives and heirs.

         4.6.  Amendments.

               This Agreement may only be modified or amended, or the performance thereof waived, by an instrument in writing signed by the Corporation, Stockholders (other than the Founders) holding at least sixty (60%) percent of all Shares then held by all Stockholders (other than the Founders) and the holders of at least 66-2/3% of the Founder Shares; provided, however, that any amendment or modification that would (i) adversely affect the right of NBC to appoint a director to the Board pursuant to Section 2.1(b)(iv), (ii) increase the obligations of NBC with respect to NBC's right to appoint a director to the Board pursuant to Section 2.1(b)(iv) or (iii) modify the references to NBC in Sections 1.1(m) and 1.1(r) shall require the written approval of NBC; provided further, however, that no modification or amendment shall discriminate against any Stockholder without the consent of such Stockholder. This Section may only be amended with the consent of all parties to this Agreement.

         4.7.  Exempt Investors.

               Intel Corporation ("Intel") shall be exempt from the obligations set forth in Sections 3.4 and 3.5 and shall not be a beneficiary of the rights set forth in Section 3.4 or 3.5; provided, however, that Intel may participate in a proposed Transfer of Shares by any Major Stockholder pursuant to the terms of Section 3.5. All references to "Investor(s)" in Sections 3.4 and 3.5 shall exclude Intel.

         4.8.  Notices.

               All notices, claims, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or if sent by nationally-recognized overnight courier, by telecopy, or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:


               if to the Corporation:


                           iVillage Inc.
                           170 Fifth Avenue, 3rd Fl.
                           New York, New York  10010
                           Fax:       (212) 604-9133
                           Telephone: (212) 604-0963
                           Attention: Candice Carpenter;


               with a copy to:

                           Orrick, Herrington & Sutcliffe LLP
                           666 Fifth Avenue
                           New York, New York  10103
                           Fax:       (212) 506-5151
                           Telephone: (212) 506-5325
                           Attention: Martin H. Levenglick, Esq.


               if to an Investor, to the address specified on such Investor's signature page hereto; and:


               if to any Founder, to his or her address set forth on the books of the Corporation;


or to such other address as the party to whom notice is to be given may have furnished to the other parties in writing in accordance herewith. Any such notice or communication shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of nationally-recognized overnight courier, on the next business day after the date when sent, (c) in the case of telecopy transmission, when received, and (d) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted.

         4.9.  Headings.

               The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

         4.10. Nouns and Pronouns.

               Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice versa.

         4.11. Entire Agreement.

               This Agreement contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings with respect to such subject matter, including, without limitation, the Old Stockholders' Agreement, which is hereby terminated in its entirety and of no further force or effect.

         4.12. Counterparts.

               This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

         4.13. Limitation on Liability to General Electric Pension Trust.

               Any monetary obligation of the Trustees of General Electric Pension Trust shall be enforceable solely against the assets of such Pension Trust and not against any Trustee individually, General Electric Pension Trust (other than as necessary to enforce such rights against such assets) or GE Investment Management Incorporated.

                    COUNTER PART SIGNATURE PAGE TO THE FOURTH
                  AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT
                        DATED AS OF DECEMBER 4, 1998


                  IN WITNESS WHEREOF, the parties hereto have executed this Stockholders' Agreement on the date first above written.


                            iVILLAGE, INC.


                            By: /s/ Steve Elkes
                               -------------------------------------
                               Name:  Steve Elkes
                               Title: Vice President


                            FOUNDERS:

                            /s/ Candice Carpenter
                            -----------------------------------------
                            Candice Carpenter

                            /s/ Nancy Evans
                            -----------------------------------------
                            Nancy Evans

                            /s/ Robert Levitan
                            -----------------------------------------
                            Robert Levitan


                            VOTING TRUSTEE:

                            /s/ Candice Carpenter
                            -----------------------------------------
                            Candice Carpenter, as VotingTrustee


                            INVESTOR:

                            /s/ Admirals, L.P.
                            -----------------------------------------
                            Admirals, L.P.

                            /s/ America Online, Inc.
                            -----------------------------------------
                            America Online, Inc.

                            /s/ Applewood Associates
                            -----------------------------------------
                            Applewood Associates

                            /s/ William James Bell 1993 Trust
                            -----------------------------------------
                            William James Bell 1993 Trust

                            /s/ Laurence Berk
                            -----------------------------------------
                            Laurence Berk

                            /s/ Boston Millenia Associates I Partnership
                            -----------------------------------------
                            Boston Millenia Associates I Partnership

                            /s/ Boston Millenia Partner Limited Partnership
                            -----------------------------------------
                            Boston Millenia Partner Limited
                              Partnership

                            /s/ CIBC Wood Gundy Ventures, Inc.
                            -----------------------------------------
                            CIBC Wood Gundy Ventures, Inc.

                            /s/ Convergence Entrepreneurs Fund I
                            -----------------------------------------
                            Convergence Entrepreneurs Fund I

                            /s/ Convergence Ventures I, L.P.
                            -----------------------------------------
                            Convergence Ventures I, L.P.

                            /s/ Cox Interactive Media, Inc.
                            -----------------------------------------
                            Cox Interactive Media, Inc.

                            /s/ Gannett International Communications, Inc.
                            -----------------------------------------
                            Gannett International Communications,
                              Inc.

                            /s/ Leavitt Family Trust
                            -----------------------------------------
                            Leavitt Family Trust

                            /s/ Ralph Mack
                            -----------------------------------------
                            Ralph Mack

                            /s/ Moore Global Investments, Ltd.
                            -----------------------------------------
                            Moore Global Investments, Ltd.

                            /s/ Fred Nazem
                            -----------------------------------------
                            Fred Nazem

                            /s/ Nexus Capital Partners I, L.P.
                            -----------------------------------------
                            Nexus Capital Partners I, L.P.

                            /s/ NIG - Village Ltd.
                            -----------------------------------------
                            NIG - Village Ltd.

                            /s/ Martin H. Levenglick
                            -----------------------------------------
                            O'Sullivan Graev & Karabell. L.L.P.
                            ("OGK") Profit Sharing Plan F/B/O
                            Martin H. Levenglick

                            /s/ Stephen M. Parish
                            -----------------------------------------
                            Stephen M. Parish

                            /s/ Remington Investment Strategies, L.P.
                            -----------------------------------------
                            Remington Investment Strategies, L.P.

                            /s/ Rho Management Trust I
                            -----------------------------------------
                            Rho Management Trust I

                            /s/ Merrill Roth
                            -----------------------------------------
                            Merrill Roth

                            /s/ Seligman Communications and Information Fund
                            -----------------------------------------
                            Seligman Communications and Information
                              Fund

                            /s/ Sonem Partners
                            -----------------------------------------
                            Sonem Partners

                            /s/ Fred Tanzer
                            -----------------------------------------
                            Fred Tanzer

                            /s/ TCI Ventures Group, LLC
                            -----------------------------------------
                            TCI Ventures Group, LLC

                            /s/ TCVII Strategic Partners, L.P.
                            -----------------------------------------
                            TCVII Strategic Partners, L.P.

                            /s/ TCVII, (Q), L.P.
                            -----------------------------------------
                            TCVII, (Q), L.P.

                            /s/ TCVII, V.O.F.
                            -----------------------------------------
                            TCVII, V.O.F.

                            /s/ Technology Crossover Ventures II, C.V.
                            -----------------------------------------
                            Technology Crossover Ventures II, C.V.

                            /s/ Technology Crossover Ventures II, L.P.
                            -----------------------------------------
                            Technology Crossover Ventures II, L.P.

                            /s/ Tenet Healthcare Corporation
                            -----------------------------------------
                            Tenet Healthcare Corporation

                            /s/ Transatlantic Venture Partners C.V.
                            -----------------------------------------
                            Transatlantic Venture Partners C.V.

                            /s/ Tribune Company
                            -----------------------------------------
                            Tribune Company

                            /s/ Norman Tulchin
                            -----------------------------------------
                            Norman Tulchin

                            /s/ Vantage Point Venture Partners 1996, LP
                            -----------------------------------------
                            Vantage Point Venture Partners 1996, LP

                            /s/ Vantage Point Communications Partners, LP
                            -----------------------------------------
                            Vantage Point Communications Partners, LP

                            /s/ Van Wagoner Capital Management
                            -----------------------------------------
                            Van Wagoner Capital Management